UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2013

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The 2013 Annual Meeting was held on May 16, 2013.

(b) At the 2013 Annual Meeting, the stockholders elected all of the Company’s nominees for director; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2013; and approved the advisory vote on the Company’s executive compensation. Stockholder proposals regarding (i) disclosure of lobbying activities and (ii) prohibition on accelerated vesting of equity awards in a change in control were not approved having received “for” votes from less than a majority of the votes duly cast by the holders of the Company’s common stock, par value $0.01 per share.

A. Election of Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Carole Black	240,512,297	1,465,095	317,492	15,539,271
Glenn A. Britt	234,635,076	4,935,147	2,724,661	15,539,271
Thomas H. Castro	241,304,720	650,379	339,785	15,539,271
David C. Chang	241,579,314	379,905	335,665	15,539,271
James E. Copeland, Jr.	241,660,155	304,208	330,521	15,539,271
Peter R. Haje	239,957,645	1,936,394	400,845	15,539,271
Donna A. James	241,675,270	293,982	325,632	15,539,271
Don Logan	241,100,039	865,139	329,706	15,539,271
N.J. Nicholas, Jr.	240,042,115	1,918,152	334,617	15,539,271
Wayne H. Pace	241,246,668	706,369	341,847	15,539,271
Edward D. Shirley	240,530,431	1,421,330	343,123	15,539,271
John E. Sununu	239,174,886	2,778,768	341,230	15,539,271

B. Ratification of Ernst & Young LLP as Independent Auditors:

Votes For	254,187,243
Votes Against	2,958,319
Abstentions	688,593

C. Advisory Vote on Executive Compensation:

Votes For	211,282,565
Votes Against	29,888,153
Abstentions	1,124,166
Broker Non-Votes	15,539,271

D. Stockholder Proposal Regarding Disclosure of Lobbying Activities:

Votes For	32,477,315
Votes Against	188,968,684
Abstentions	20,848,885
Broker Non-Votes	15,539,271

E. Stockholder Proposal Regarding Prohibition on Accelerated Vesting of Equity Awards in a Change in Control:

Votes For	69,986,793
Votes Against	171,445,706
Abstentions	862,385
Broker Non-Votes	15,539,271

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date: May 21, 2013